Exhibit 99.1

Company Contact:	IR Agency Contact:
Investor Relations	David Barnard, CFA
408-952-8449	415-433-3777
investorrelations@raesystems.com	David@lhai-sf.com

RAE Systems Reports Second Quarter 2005 Results

-Second Quarter Revenue Increased 30% from the Second Quarter of 2004-

- Reaffirms 2005 Revenue Guidance of $55 Million to $60 Million -

San Jose, CA – July 26, 2005 – RAE Systems Inc. (AMEX: RAE), a leading global developer and manufacturer of rapidly-deployable, multi-sensor chemical and radiation detection monitors and networks for homeland security and industrial applications, today reported results for the second quarter of 2005.

Second Quarter Financials

For the second quarter of 2005, RAE Systems reported revenue of $13.6 million as compared to revenue of $10.5 million for the same quarter in 2004, an increase of 30 percent over last year’s second quarter. Net loss for the quarter was $1.3 million, or $0.02 loss per share, as compared to net income of $920,000 for the same period in 2004, or $0.02 diluted earnings per share. The loss for the quarter included a one-time charge of $2.0 million for abandonment of the company’s property lease on its former headquarters in Sunnyvale, California. The balance sheet remained strong with cash and investments totaling $30.0 million and $1.7 million in debt as of June 30, 2005.

“We are pleased to report that sales grew 30 percent over last year’s second quarter and growth was particularly strong in Asia, which now represents approximately 28 percent of total company sales,” said Robert Chen, president and chief executive officer. “During the second quarter, we experienced continued growth in all of our geographic areas, demonstrating the broad appeal of our products in world markets. In addition, in the second quarter, we relocated our world-wide headquarters and U.S. manufacturing to a new facility in San Jose, California, adding infrastructure to support future growth. We are reaffirming our annual guidance, estimating sales to be between $55 million and $60 million.”

Business Update

•	NASA confirmed that it is using RAE Systems’ AreaRAE wireless systems to protect the viewing public during launches.

•	Broward County Florida’s Hazmat Team used its recent purchase of AreaRAE wireless systems in coordination with various state and federal agencies to help secure the Fort Lauderdale Convention Center during the recent Organization of American States Conference. The conference was attended by Secretary of State Condoleezza Rice and President George W. Bush.

•	The South Carolina Fire Academy, which trains first responders for the State, purchased a Rapid Deployment Kit (RDK) and wireless MultiRAE Plus units to support its training programs.

•	Oakland County, Michigan purchased a number of RDKs for public venue safety, including the recent NBA “All-star” game.

•	A U.S. aerospace company purchased EntryRAEs, AutoRAE controllers and cradles for aircraft confined space entry applications to protect its worker’s safety.

•	A major U.S. metro area has installed PlumeRAE, our gas cloud measurement systems.

About RAE Systems

RAE Systems is a leading global developer and manufacturer of rapidly deployable, multi-sensor chemical detection monitors and networks for homeland security and industrial applications. In addition, RAE Systems offers a full line of portable single-sensor chemical and radiation detection products. RAE Systems’ products enable the military and first responders such as firefighters, law enforcement and other emergency management personnel to detect and provide early warning of weapons of mass destruction and other hazardous materials. Industrial applications include the detection of toxic industrial chemicals, volatile organic compounds and petrochemicals. RAE Systems’ products are used by many U.S. government agencies, including the Department of Homeland Security, the Department of Justice, and the Department of State, as well as all branches of the U.S. military, and by numerous city and state agencies. Our end users also include many of the world’s leading corporations in the airline, automotive, computer and oil industries. Our products are used in civilian and government atmospheric monitoring programs in over 50 countries. For more information about RAE Systems, please visit www.RAESystems.com.

Safe Harbor Statement

This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

[Tables to Follow]

RAE Systems Inc.

Consolidated Balance Sheets (Unaudited)

	June 30, 2005	December 31, 2004
Assets
Current Assets:
Cash and cash equivalents	$17,015,000	$21,566,000
Short-term investments	10,996,000	6,745,000
Notes receivable	955,000	535,000
Accounts receivable, net of allowance for doubtful accounts of $725,000 and $665,000, respectively	9,711,000	9,934,000
Accounts receivable from affiliate	2,000	119,000
Inventories, net	8,691,000	7,815,000
Prepaid expenses and other current assets	2,131,000	1,558,000
Income tax receivable	214,000	—
Deferred income taxes	2,403,000	1,578,000

Total Current Assets	52,118,000	49,850,000

Property and Equipment, net	14,073,000	11,287,000

Long-Term Investments	2,016,000	4,500,000

Intangible Assets	2,032,000	2,150,000

Deposits and Other Assets	1,052,000	1,172,000

Investment in Unconsolidated Affiliate	4,000	156,000

Total Assets	$71,295,000	$69,115,000

Liabilities, Minority Interest in Consolidated Entities and Shareholders’ Equity

Current Liabilities:
Accounts payable	$4,113,000	$3,449,000
Accrued liabilities	5,107,000	5,582,000
Notes payable	423,000	423,000
Income taxes payable	—	417,000
Deferred tax	109,000	—
Other current liabilities	19,000	—
Current portion of deferred revenue	2,155,000	1,122,000

Total Current Liabilities	11,926,000	10,993,000

Deferred Revenue, net of current portion	212,000	240,000
Other Long-term Liabilities	1,888,000	145,000
Long-term Notes Payable	1,260,000	1,260,000

Total Liabilities	15,286,000	12,638,000

Commitments and Contingencies

Minority Interest in Consolidated Entities	4,117,000	4,288,000

Shareholders’ Equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; 57,698,044 and 57,315,175 shares issued and outstanding, respectively	58,000	57,000
Additional paid-in capital	54,806,000	53,660,000
Accumulated other comprehensive income	(60,000)	137,000
Accumulated deficit	(2,912,000)	(1,665,000)

Total Shareholders’ Equity	51,892,000	52,189,000

Total Liabilities, Minority Interest in Consolidated Entities and Shareholders’ Equity	$71,295,000	$69,115,000

RAE Systems Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net Sales	$13,624,000	$10,471,000	$25,872,000	$18,275,000
Cost of Sales	5,279,000	3,950,000	10,344,000	6,839,000

Gross Margin	8,345,000	6,521,000	15,528,000	11,436,000

Operating Expenses:
Sales and marketing	4,412,000	2,416,000	7,785,000	4,303,000
Research and development	1,385,000	982,000	2,401,000	1,902,000
General and administrative	3,368,000	1,955,000	5,968,000	3,856,000
Loss on abandonment of lease	2,027,000	—	2,027,000	—

Total Operating Expenses	11,192,000	5,353,000	18,181,000	10,061,000

Operating (Loss) /Income:	(2,847,000)	1,168,000	(2,653,000)	1,375,000

Other Income (Expense):
Interest income	192,000	86,000	291,000	161,000
Interest expense	(1,000)	(4,000)	(34,000)	(8,000)
Other, net	(18,000)	15,000	(55,000)	32,000
Equity in loss of unconsolidated affiliate	(69,000)	(81,000)	(152,000)	(149,000)

Total Other Income	104,000	16,000	50,000	36,000

(Loss)/Income Before Income Taxes and Minority Interest	(2,743,000)	1,184,000	(2,603,000)	1,411,000

Income Taxes	(1,291,000)	223,000	(1,185,000)	443,000

(Loss)/Income Before Minority Interest	(1,452,000)	961,000	(1,418,000)	968,000

Minority interest in loss / (gain) of consolidated entities	111,000	(41,000)	171,000	(41,000)

Net (Loss)/ Income	$(1,341,000)	$920,000	$(1,247,000)	$927,000

Basic (Loss)/Earnings Per Common Share	$(0.02)	$0.02	$(0.02)	$0.02

Diluted (Loss)/Earnings Per Common Share	$(0.02)	$0.02	$(0.02)	$0.02

Weighted-average common shares outstanding	57,649,477	56,428,382	57,341,532	54,701,583
Stock options	—	3,408,703	—	3,358,512

Diluted weighted-average common shares outstanding	57,649,477	59,837,085	57,341,532	58,060,095